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                               SEVERANCE AGREEMENT


     THIS SEVERANCE AGREEMENT (this "Agreement"), is entered into as of this 8th day of June, 1996, by and between KARIN PITCOCK ("Pitcock") and DSP GROUP, INC., a Delaware corporation ("DSPG").

                                    RECITALS

     A. Pitcock has served as DSPG's Corporate Secretary and Vice President of Human Resources.

     B. Pitcock hereby resigns as Corporate Secretary and acknowledges the termination of the position of Vice-President of Human Resources effective on even date herewith.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. SEVERANCE AMOUNT. Eight (8) days after DSPG receives satisfactory evidence of the fully executed original of this Agreement (assuming that Pitcock has executed this Agreement and has not revoked acceptance within the seven (7) day period as set forth in Section 2 (below)), DSPG will cause to be delivered to Pitcock a check in the sum of Seven Thousand Five Hundred Dollars ($7,500) multiplied by 6 ($45,000); plus, DSPG agrees to pay for Pitcock's COBRA health insurance monthly premiums to and through December 31, 1996, for health benefits currently in effect at DSPG (the "Severance Amount"). Pitcock acknowledges her understanding of her COBRA health insurance coverage, and will inform DSPG in writing, prior to the applicable periods, of her election to be covered at her own expense.

     2. EFFECTIVENESS. Provided that Pitcock does not revoke this Agreement prior to July 15, 1996 (seven days after the date that this Agreement was executed by Pitcock), this Agreement shall be in effect.

     3. TERMS OF TRANSITION. Upon execution of this Agreement, Pitcock agrees to return to DSPG all DSPG property in Pitcock's possession and control, including, but not limited to, all keys to DSPG offices and facilities, computer and other equipment, all DSPG credit cards, all DSPG files and any cellular telephone(s) owned by DSPG.

     4. RESIGNATION OF DUTIES. Upon execution of this Agreement, Pitcock shall resign as Corporate Secretary of DSPG, notwithstanding any right to revoke other terms of this Agreement concerning the termination of her employment as set forth herein.

     5. LIMITATION OF SEVERANCE AMOUNT. Subject to the terms and conditions of this Agreement, Pitcock hereby agrees that she is entitled to no further severance or bonus amounts from DSPG.

     6.   REPRESENTATIONS BY PITCOCK.  Pitcock represents that she has had the

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opportunity to thoroughly discuss all aspects of this Agreement, including the general release provisions set forth below, with her advisors; she has carefully read and understands all of the provisions of this Agreement; and, that she has voluntarily entered into this Agreement.

     7. REVOCATION PERIOD. Pitcock acknowledges that this Agreement was delivered to her on June 28, 1996, and DSPG agreed that Pitcock had until the close of business on July 19, 1996 (21 days later), to consider the terms of this Agreement. Pitcock elected to execute this Agreement on July 8, 1996, as a matter of Pitcock's choice, and acknowledges that she has been afforded sufficient time to consider the Agreement and obtain legal advice. DSPG acknowledges that Pitcock may revoke this Agreement for a period of seven (7) days following the date this Agreement is executed by Pitcock, but such revocation shall not affect the termination of Pitcock's status as Corporate Secretary.

     8. MUTUAL RELEASE. As a material inducement to execute this Agreement, DSPG and Pitcock hereby irrevocably and unconditionally release, acquit, and forever discharge each other (for purposes of this Section and Sections 9 and 10 (below), DSPG shall include DSPG's predecessors, successors, assigns, agents, subsidiaries, former subsidiaries, directors, former directors, officers, former officers, employees, representatives, attorneys, affiliates (and agents, directors, officers, employees, representatives, and attorneys of such affiliates and former officers, directors, and agents thereof)), and all persons acting by, through, under, or in concert with any of them (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown ("Claim" or "Claims") which each now has, owns, or holds, or claims to have, own, or hold, or which each at any time heretofore had, owned, or held, or claimed to have, own, or hold, against each other or any of each other's Releasees.

     9. SECTION 1542 WAIVER. DSPG and Pitcock expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, DSPG and Pitcock expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims which either DSPG or Pitcock may have against the other, up to and through the last date of execution of this document, even though one or the other is not currently aware of or suspects such claim to exist in his/her or its favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such Claim or Claims. Notwithstanding anything in the foregoing to the contrary, this release shall not be effective in the event that there was fraud, material mistake of fact, or any

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material mutual mistake in the inducement.

     10. ATTORNEYS' FEES. Without limiting the generality of the foregoing, DSPG and Pitcock, each hereby agree that in the event that any party hereto should bring any action, suit, or other proceedings against any other party hereto, concerning the claims released by this Release, or contesting the validity of this Release, or attempting to rescind, negate, modify or reform this Release or any of its terms or provisions, or to remedy, prevent or obtain relief from a breach of this Release, the prevailing party to such an action, suit or proceeding, shall be entitled to the attorneys' fees reasonably incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

     11. NO RELIANCE ON REPRESENTATIONS. DSPG and Pitcock represent and acknowledge that in executing this Agreement neither has relied upon any representation or statement made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement, or otherwise.

     12. BINDING AGREEMENT. This Agreement shall be binding upon the parties hereto and their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of DSPG and Pitcock, our respective Releasees and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

     13. GOVERNING LAW. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced, and governed under the laws of said State.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.


DSP GROUP, INC.
3120 Scott Boulevard
Santa Clara, CA  95054


By /s/ JOHN P. GOLDSBERRY                    /s/ KARIN PITCOCK
  ---------------------------                ----------------------------
  John P. Goldsberry III,                    KARIN PITCOCK
  Chief Financial Officer
                                             ----------------------------
                                             ----------------------------
                                             (Print Address)